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                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE
                                                        ASCENT PEDIATRICS, INC.

                                                           Alan R. Fox, CEO or
                                                           Eliot M. Lurier, CFO
                                                              Tel: 978-658-2500
                                                              Fax: 978-658-3939

  ASCENT PEDIATRICS ANNOUNCES MODIFICATION OF STRATEGIC ALLIANCE WITH ALPHARMA --ING FURMAN SELZ INVESTMENTS COMMITS TO INVEST UP TO AN ADDITIONAL $10 MILLION-

WILMINGTON, Mass., October 20, 1999 (OTCBB - ASCTP) -- Ascent Pediatrics, Inc. announced today that it has entered into an agreement with Alpharma Inc. modifying the strategic alliance between Ascent and Alpharma Inc.

Under the original strategic alliance, Alpharma, through its subsidiary Alpharma USPD, Inc., agreed to provide up to $40 million in financing to Ascent through a 7.5% convertible subordinated note due in 2004 and 2005, and Alpharma acquired an option, exercisable during the first half of year 2002, to acquire the then outstanding shares of Ascent for cash at a price to be determined by a formula based upon Ascent's results in 2001.

Under the new agreement, Ascent and Alpharma agreed, among other things, to extend for 12 months the exercise period of Alpharma's option to the first half of year 2003, change the price formula results measurement year from 2001 to 2002 and modify certain conditions on Ascent's access to the Alpharma credit facility. In addition, Ascent agreed that, to the extent it borrowed funds from Alpharma under the $40 million credit facility to finance the acquisition of products or businesses, it would grant Alpharma a security interest in such products or businesses. The modification of the terms of Alpharma's purchase option are subject to the approval of Ascent's stockholders.

In connection with the modification of the Alpharma-Ascent alliance, ING Furman Selz Investments agreed to provide up to $10 million in additional financing to Ascent for general corporate purposes through 7.5% convertible subordinated notes due July 1, 2004. In return, Ascent issued ING Furman Selz warrants to purchase 1,000,000 Ascent Depositary Shares at a price of $3.00 per share and agreed to issue ING Furman Selz Investments warrants to purchase up to an additional 4,000,000 Ascent Depositary Shares at an exercise price of $3.00 per share in connection with borrowings under this credit facility.

"We remain excited about the prospects of our strategic alliance with Alpharma," commented Alan R. Fox, Chief Executive Officer of Ascent. " We believe that the modifications to this alliance, coupled with the additional financing commitment from Furman Selz, will provide Ascent with adequate capital for operating requirements, if needed, and will assist Ascent in seeking to maximize shareholder value should Alpharma exercise its option and acquire Ascent in 2003."

Ascent Pediatrics, Inc. is a drug development and marketing company focused exclusively on the pediatric market. The Company's strategy is to address the unmet medical needs of children through

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the development of differentiated, proprietary products based on approved compounds with well-known clinical profiles. Ascent is developing a range of pharmaceuticals designed to improve upon currently available products for common pediatric illnesses through the application of its drug delivery and reformulation techniques.

Investors are cautioned that this press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "expects", "intends", "will", and similar expressions are intended to identify forward-looking statements. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially from those indicated by such forward-looking statements due to numerous factors, including but not limited to the following: the risks of uncertainty related to the approval of Primsol antibiotic solution and Orapred syrup, uncertainty relating to the success of the strategic alliance with Alpharma and the loans to be provided thereunder, capital needs, the Company's early stage of development, seasonality and variable operating results, dependence on new product development, dependence on obtaining regulatory approval to market products, management of growth, inability to retain or attract customers due to competition, uncertainty in the healthcare industry, risk of product liability claims and uncertainties with respect to our co-promotion arrangement. These factors, as well as a number of other important factors, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors that May Affect Future Results", which description is incorporated herein by this reference, and in its other SEC filings.


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